AGREEMENT

THIS AGREEMENT (this “Agreement”) is dated November 15, 2012 (the “Effective Date”), by and among Absolute Life Solutions, Inc., a Nevada corporation (the “Company”), Platinum Partners Value Arbitrage Fund L.P., as agent (“Agent”) for the benefit of the Lenders under the Credit Agreement (as defined below) and ALS Capital Ventures LLC, a Delaware limited liability company (“ALS”). Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

BACKGROUND

A.           On July 31, 2012, the Company, the Agent and the Lenders entered into a Term Loan, Revolving Credit and Security Agreement (the “Credit Agreement”) pursuant to which the Lenders made a Term Loan to the Company in the aggregate principal amount of $57,150,000 and made available a Revolving Credit line in an amount of $10,000,000.

B.           On October 31, 2012 the Note matured and all outstanding amounts under the Credit Agreement were due.

C.           As of November 15, 2012, there was $ 64,522,281 outstanding Obligations, including (i) $57,150,000 in aggregate principal amount of the Term Loan plus $ 2,123,281 (the “Term Interest”) in interest under the Term Loan, or a total of $ 59,273,281 due under the Term Loan, and (ii) $5,135,000 outstanding under the Revolving Loan, plus $114,000 in interest under the Revolving Loan, or a total of $5,249,000 (together with any additional Revolving Loans incurred after the date of this Agreement and interest thereon, the “Revolving Total”) due under the Revolving Loan.

D.           The Agent, on behalf of the Lenders, is willing to accept the Satisfaction Amount (as defined below) as payment in full, and as full satisfaction of the Term Loan. The Satisfaction Amount is to be paid and delivered to ALS. The term “Satisfaction Amount” means all rights, title and interest, of the Company in the Policies as set forth on Schedule A hereto (the “Policies”) as well as an assignment of all rights, title and interest of the Company in the purchase agreements pursuant to which the Company purchased the Policies.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, as evidenced by their signatures below, hereby agree as follows:

1.          Satisfaction. On the date hereof, the Company hereby transfers and assigns, and the Agent on behalf of the Lenders hereby agrees and consents to accept, the Satisfaction Amount in full satisfaction of the outstanding Term Loan under the Credit Agreement. The Agent has designated ALS as the recipient of the Satisfaction Amount and ALS acknowledges that it is receiving the Satisfaction Amount on behalf of the Term Loan Lenders and is, to the exclusion of the Company, fully and solely responsible for the allocation of the Satisfaction Amount among the Term Loan Lenders.

2.          Covenants.

The Company hereby covenants and agrees with the Agent as follows:

(a)          Within two (2) business day following the date hereof, the Company shall obtain and provide to Agent written verification or, if not available, facilitate the Agent receiving verbal verification of coverage of the Policies from each insurance company which writes any of the Policies (the “Insurance Companies”). In the event the Insurance Companies are unable to provide such verification or the Verification (as defined below), to the sole and absolute satisfaction of the Agent, the Agent shall have the right upon written notice to the Company within 5 business days to revoke the transfer set forth in Section 1 of this Agreement, in which case the Policies shall revert back to the Company and the Term Loan shall be reinstated.

(b)          As soon as reasonably practical after the date hereof, the Company shall notify and file with each of the Insurance Companies change of ownership, change in beneficiary and collateral assignment notifications and applications designating ALS as the sole owner, beneficiary and assignee of the Policies, subject to the interests of certain third parties as set forth in Schedule 4.6(a) to the Credit Agreement.

(c)          Immediately upon receipt from [REDACTED] of the proceeds from the payment of Insurance Policy No [REDACTED] (the “Insurance Payout”) the Company shall (a) repay to Revolving Lenders the Revolving Total and (b) remit to ALS the amount of the Term Interest.

(d)          Until the receipt by Agent of evidence from the Insurance Companies to the sole and absolute satisfaction of Agent that the transfer of ownership of each of the Policies to ALS has occurred (the “Confirmation”), the Company shall use the proceeds of the Insurance Payout, if any, borrowings under the Revolving Loan or other cash available to it, to pay all premiums due under the Policies in such amounts as the Company may determine is reasonably necessary to keep the Policies in effect (the “Premium Payments”).

(e)          Upon receipt by the Agent of Confirmation, the Company shall obtain and provide to Agent a new written verification of coverage of the Policies from each Insurance Company (“Verification”).

(f)          Immediately upon receipt by the Agent of Confirmation or, in the event the Insurance Payout shall not have occurred, immediately upon receipt by the Company of the Insurance Payout, the Company shall pay the Cash Payment to ALS. For the purposes hereof, the term “Cash Payment” shall mean the amount equal to (i) the Insurance Payout less (ii) the sum of (1) the Revolving Total previously paid, (2) the Term Interest previously paid, (3) the Premium Payments and (4) $500,000.

3.          Release.

Following (i) receipt by ALS of the Cash Payment, (ii) the receipt by the Agent of the Confirmation and Verification and (iii) the receipt by Revolving Lenders of the Revolving Total, (“Release”) then:

(a)          all of the liens, encumbrances, pledges and security interests (“Liens”) in or relating to the Collateral granted to the Agent under the Credit Agreement shall be automatically deemed terminated and released and shall be of no further force or effect;

(b)          the Company and its respective designees are authorized to file UCC terminations and/or other releases to evidence Agent’s release of the such liens, encumbrances, pledges and security interests; and

(c)          the Company is released from all Obligations under the Credit Agreement (including, but not limited to, all Loans) and the Credit Agreement is terminated.

Until the Release, Agent reserves the right to exercise all rights and remedies whether arising under the Credit Agreement or by applicable law.

4.          Representations and Warranties.

(a)          Agent represents and warrants that (i) it has been designated under the Credit Agreement to act as agent for each of the Lenders, and (ii) in such capacity has full power and authority to enter into this Agreement, including, but not limited to (x) accepting the Satisfaction Amount as full satisfaction of the Term Loan, and (y) designating ALS as the recipient of the Satisfaction Amount.

(b)          Each of the parties hereto represents and warrants with respect to itself and no other party that: (i) it has full power, authority and legal right to enter into this Agreement, and the other documents to be executed by it in connection herewith, and to perform all of their respective obligations hereunder and thereunder, and (ii) such party’s Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

(c)          Except as set forth in Schedule 4.6(a) to the Credit Agreement, the Company represents that it has good and marketable title to all of the Policies, free of all Liens. There is no contract, license or other agreement which would prevent the Company from conveying title of the Policies, free and clear of all Liens, to ALS. No consent or authorization of the Company, its Board of Directors, shareholders or any other third party is required.

(d)          The Agent and ALS acknowledge the interests of certain third parties in the Policies as set forth in Schedule 4.6(a) of the Credit Agreement.

(e)          Each of the Agent and ALS specifically acknowledges that the Company has assets other than (i) the right to the Insurance Payout, (ii) cash or similar assets to be paid as the Revolving Total, Premium Payment, Term Interest or Cash Payment and (iii) the Policies, which other assets will be retained by the Company after the Release (such other assets, collectively, “Retained Assets”) and that the Agent and the Lenders will have no security interest, beneficial interest or other interest in such Retained Assets after the Release.

5.          Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the Parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

6.          Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO.

7.          Notices. Any notice, request, demand, direction or other communication hereunder shall be given in such manner and to such addresses as set forth in the Credit Agreement. Any notice, request, demand, direction or other communication to be given to ALS shall be given at the same address as the Agent.

8.          Further Assurances. If any further action is necessary or reasonably desirable to carry out this Agreement' s purposes, each Party will take such further action (including but not limited to executing and delivering any further instruments and documents and providing any reasonably requested information) as any other Party reasonably may request

9.          Successors and Assigns. This Agreement shall inure to the benefit of each of the parties hereto and their respective successors and assigns. No party hereto may assign, delegate or transfer this Agreement or any of its rights or obligations under this Agreement without the prior written consent of all the parties hereto.

10.         Counterparts. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

(Signature Page Follows)

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first written above.

COMPANY:	ABSOLUTE LIFE SOLUTIONS, INC.

	By:	/s/ Avrohom Oratz
		Name:	Avrohom Oratz.
		Title:	President

AGENT:	PLATINUM PARTNERS VALUE ARBITRAGE FUND L.P.

	By:	/s/ Joseph SanFilippo
		Name:	Joseph SanFilippo
		Title:	CFO

ALS:	ALS CAPITAL VENTURES LLC

	By:	/s/ Joseph SanFilippo
		Name:	Joseph SanFilippo
		Title:	CFO

[SIGNATURE PAGE TO AGREEMENT]

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SCHEDULE A

[LIST OF POLICIES]

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